UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: December 16, 2009

URANIUM PLUS RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-144226	26-0148468
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

Suite 112A – 17624 15th Avenue

Mill Creek, Washington, 98012

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (206) 963-4519

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01 Other Events

On December 16, 2009, the Company and Artventive, Inc. (a California corporation) signed a Letter of Intent in which they announced their intentions to enter into an asset purchase agreement.  The Company intends to acquire certain assets of Artventive in exchange for shares of the Company’s common stock.  Artventive will be required to obtain shareholder approval for this transaction.  The transaction is intended to close by January 12, 2009.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Attached as Exhibit 99.1 is the Letter of Intent

SIGNATURES

URANIUM PLUS RECOURCES, INC.

/s/ H. James Graham

H. James Graham, CEO